Project Baseball TM Capital Corp. December 23, 2009

TAB I:

Transaction Overview

Situation Overview

–	Proposed Transaction

❖
Baseball (the “Company”) plans to effect a reverse split of the Company’s common stock at a ratio of 1 for 100, followed immediately by a forward 100 for 1 split of the common stock, and to provide for payment of $7.65 in cash (the “Consideration”) to those stockholders (the “Fractional Shareholders”) holding, prior to the reverse stock split, fewer than 100 shares of common stock (the “Transaction”)

	❖	The Company estimates that 1,241 of the approximate 1,415 stockholders of record own fewer than 100 shares

	❖	After the reverse and forward split, with fractional share repurchases, the Company estimates it will have approximately 174 stockholders of record

	❖	Once the Company has fewer than 300 stockholders of record, it can terminate its public company reporting status

	❖	The Company estimates that the Transaction will result in the purchase of approximately 40,000 shares

❖
The Company has asked TM Capital to provide an opinion as to whether the Consideration to be received by the Fractional Shareholders, pursuant to the Transaction, is fair to such holders from a financial point of view

1

Proposed Transaction Rationale

–	Public company costs are high and increasing

	❖	The costs of complying with the Sarbanes-Oxley Act, increased D&O insurance expenses, audit costs and implementation of related corporate governance reforms have become significant

	❖	The costs associated with retaining public status, servicing stockholders and continuing public communications remain high

–	The time demands on management and employees associated with public company status are significant

	❖	Preparing public reports, filings, press releases and Regulation FD compliance

	❖	Since the Company has relatively few executive personnel, these costs can be material

	❖	Investor relations and communications with stockholders take management time

–	Stockholders are unable to benefit fully from public company status due to limited liquidity and the Company’s micro-cap classification

	❖	Stockholders are not able to move into, or out of, stock positions without materially impacting the market price

	❖	The Company is not able to raise capital conventionally in public markets

	❖	The Company has not been able to attract any significant institutional investor interest in the public equity

	❖	The Company is not able to effectively use shares for acquisitions

–	Reduced competitive risks with increased focus

	❖	Management can focus more time on long-term financial results and goals rather than short-term market concerns

	❖	The Company no longer has to disclose competitive business or other sensitive information

2

Proposed Transaction Rationale

–	A go dark transaction effected via a reverse and then immediate stock split provides multiple benefits

	❖	Reduces direct and indirect costs

	❖	Saves management and employee time

	❖	Small stockholders are able to sell without a commission

	❖	The cash demands on the Company to accomplish the reverse split are predictable

–	Several negative ramifications affecting shareholders in a “go dark” transaction include:

	❖	Small shareholders who might want to retain ownership will have their common shares converted into the right to receive cash

	❖	Liquidity for continuing shareholders will be reduced

	❖	The Company will cease filing required SEC financial reports resulting in less information available to shareholders

3

TM Capital’s Procedures

–	In performing our analyses, TM Capital has, among other things:

	❖	Reviewed the Company’s Annual Reports on Form 10-K and related financial information for the years ended December 2004 through 2008

	❖	Reviewed the Company’s Quarterly Reports on Form 10-Q and the related unaudited financial information for the periods ended March 28, 2009, June 27, 2009 and September 26, 2009

	❖	Reviewed the Company’s Amendment No. 1 to its Annual Report on Form 10-K for the year ended December 27, 2008 on Form 10-K/A

	❖	Reviewed a draft of the Company’s proxy statement prepared in connection with the Transaction

	❖	Reviewed certain information, including historical financial data and financial forecasts, relating to the business, earnings, cash flow, assets and prospects of the Company, furnished to us by the Company or publicly available

	❖	Visited the Company, toured certain facilities and conducted discussions with members of senior management of the Company concerning its business and prospects

	❖	Reviewed the historical market prices and trading activity of the Company’s common stock

	❖	Compared certain financial and market information for the Company with that of selected publicly traded companies which we deemed to be relevant

	❖	Compared the financial terms of the Transaction with those of certain other transactions which we deemed to be relevant

	❖	Reviewed a liquidation analysis of the Company prepared by management

	❖	Reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions

4

TAB II:

Baseball Company Overview

Baseball Company Overview

–	Baseball was founded in 1893 in Kewanee, Illinois and engages in the import, marketing and distribution of work gloves, boots, rainwear, pet supplies and promotional and specialty products

–	Listed on the Over the Counter (OTC) Bulletin Board; market capitalization as of December 18, 2009: $12.4 million

–	Company conducts operations in three segments:

	❖	Work Gloves and Protective Wear

	❖	Promotional and Specialty Products

	❖	Pet Supplies

–	Customers include a broad range of retailers:

	❖	Convenience stores, mass merchandisers, hardware and grocery stores

–	Services a diverse group of industries:

	❖	Agricultural, automotive, energy, lumber, mining, construction, consumer, entertainment, banking, real estate and education

5

Work Gloves and Protective Wear Segment Overview

–	The Work Gloves and Protective Wear segment imports, markets and distributes gloves, boots and rainwear products

–	This segment has operations in Kewanee, IL, serving its US customers and Concord, Canada serving its Canadian customers

–	Company serves two primary markets:

	❖	Consumer: comprised of retailers ranging from convenience stores to mass merchandisers as well as hardware and grocery stores

	❖	Industrial: comprised of various industrial and commercial users of gloves and protective wear

–	Trademark licensing agreement with Caterpillar, Inc.

	❖	Markets work gloves, safety items and other products under the CAT® trademark to both the consumer and industrial market

	❖	Represents approximately 8% of 2008 domestic sales in this segment

–	Boss brand is a recognized and trusted name

	❖	Represents quality, value, and good customer service

–	Annually designs and sources new products from low cost manufacturing locations

	❖	Malaysia, China, Sri Lanka, Vietnam, Pakistan, India, etc.

6

Promotional and Specialty Products Segment Overview

–
The Promotional and Specialty Products segment, operating as Galaxy Balloons, Inc., imports and custom imprints inflatable products such as balloons, mini-sport balls, signature balls, exercise balls and beach balls and non-inflatable products including yo-yos, juggle balls, sport horns, fan-ta-sticks, holiday candles and ornaments

–	Based in Cleveland, Ohio

	❖	Products distributed under the Galactic Fun Time brand name

–	Products are sold exclusively through authorized distributors to the promotional products industry

	❖	Over the past two years, the Company has sold products to approximately 10,000 different distributors

–	Company serves a broad based group of end-users looking to get their name in front of potential customers for maximum exposure at a relatively small advertising cost:

	❖	Banks, real estate brokers, automobile dealers, hotels and schools

7

Pet Supplies Segment Overview

–	Pet Supplies, operating as Boss Pet Products, Inc., imports, markets and distributes pet cable restraints, collars and leads, pet toys, rawhide chews, shampoos and other pet specialty products

–	Based in Maple Heights, OH

–	Boss Pet sells its products primarily to pet supply specialty, hardware and discount retailers under various branded and private label brands

❖ Pet Therapy, PDQ, Prestige, Digger’s, HiLo and Aloe Care

–	Products are sourced primarily from Asian manufacturers, with minor assembly and repackaging done in the Ohio facility

–	Due to its patented connecting device, Boss Pet is one of the leading provider of pet cable restraints in the United States

8

Current Ownership

		% of
		Total
Shareholders	Shares Owned	Outstanding*	Ownership Summary
Officers & Directors:
Louis Graziadio III Family
G. Louis Graziadio III, Chairman, President and CEO	153,000	7.2%
Ginarra Partners, LLC	576,388	27.2%
Graziadio Family Trust	410,519	19.4%
Total - Louis Graziadio III Family (a)	1,139,907	53.9%
Paul A. Novelly
Paul A. Novelly, Director	12,000	0.6%
St. Albans Global Management LLLP	87,283	4.1%
Total - Paul A. Novelly (b)	99,283	4.7%
Other Officers & Directors
Perry A. Lerner, Director	51,504	2.4%
Lee E. Mikles, Director	12,000	0.6%
Richard Bern, Operational Consultant	8,500	0.4%
James F. Sanders, Secretary and General Counsel	6,000	0.3%
Total - Other Officers & Directors	78,004	3.7%
Total Officers & Directors	1,317,194	62.2%

Institutions:
Advisory Research	138,150	6.5%
Total Institutional Investors	138,150	6.5%

Implied Retail	660,703	31.2%

Total Shares Outstanding (c)	2,116,047	100.0%
____________________

* Excludes 231,000 stock options with a weighted average exercise price of $3.92 per share.
(a) Includes shares owned by (i) G. Louis Graziadio, (ii) Ginarra Partners and (iii) Graziadio Family Trust.
(b) Includes shares owned by Paul A. Novelly and St. Albans Global Management.
(c) Total shares outstanding as of October 27, 2009 per Form 10-Q filed on November 10, 2009.

9

Historical Consolidated Income Statement Data

Net Sales (% Growth)	Gross Profit (% Margin)

EBITDA (% Margin)	Operating Income (% Margin)

10

Historical Consolidated Income Statements

($s and shares in thousands, except per share data)

	Year Ended December						Nine Months Ended		LTM Ended
	2004	2005	2006	2007	2008		9/27/2008	9/26/2009	9/26/2009
Net Sales	$42,832	$54,150	$53,663	$55,197	$55,732		$40,711	$34,729	$49,750
Cost of Goods Sold	32,107	40,600	40,112	40,817	41,962		30,951	26,192	37,203
Gross Profit	10,724	13,550	13,551	14,380	13,771		9,760	8,537	12,548
Operating Expenses	9,497	12,029	11,348	11,924	11,658		8,640	7,685	10,702
Operating Income	1,227	1,521	2,203	2,456	2,112		1,120	852	1,844
Interest Income	28	17	4	110	40		36	14	19
Interest Expense	(267)	(428)	(416)	(309)	(313)		(229)	(201)	(285)
Other Income (Expense)	48	29	42	20	(770)	*	4	40	(733)	*
Income before Provision for Taxes	1,035	1,139	1,832	2,277	1,069		931	705	845
Income Tax (Benefit) Expense	439	449	668	911	531		378	275	427
Net Income before NOL Valuation Allowance Adjustment	596	690	1,164	1,366	539		553	430	417
NOL Valuation Allowance Adjustment	3,127	—	2,730	—	—		—	(134)	(134)
Net Income	$3,723	$690	$3,894	$1,366	$539		$553	$296	$283

Net Income before NOL Valuation Allowance
Adjustment per Common Share:
Diluted Earnings Per Share	$0.28	$0.31	$0.53	$0.62	$0.24		$0.25	$0.20	$0.19
Weighted Average Shares Outstanding	2,163	2,206	2,194	2,205	2,206		2,212	2,201	2,198
EBITDA Calculation:
Operating Income	$1,227	$1,521	$2,203	$2,456	$2,112		$1,120	$852	$1,844
Plus: Depreciation & Amortization	405	447	467	534	653		491	454	616
EBITDA	$1,631	$1,968	$2,670	$2,990	$2,765		$1,611	$1,306	$2,461

Segment Operating Income and EBITDA:
Corporate Expenses	($920)	($1,029)	($976)	($1,005)	($897)		($780)	($820)	($937)
Operating Income Before Corporate Expenses	2,147	2,550	3,179	3,461	3,010		1,900	1,672	2,782
EBITDA Before Corporate Expenses	2,551	2,997	3,646	3,995	3,664		2,391	2,126	3,398
Net Sales Growth	20.3%	26.4%	(0.9%)	2.9%	1.0%		—	(14.7%)	—
Gross Margin	25.0%	25.0%	25.3%	26.1%	24.7%		24.0%	24.6%	25.2%
Operating Expenses as a % of Net Sales	22.2%	22.2%	21.1%	21.6%	20.9%		21.2%	22.1%	21.5%
Operating Margin	2.9%	2.8%	4.1%	4.4%	3.8%		2.8%	2.5%	3.7%
EBITDA Margin	3.8%	3.6%	5.0%	5.4%	5.0%		4.0%	3.8%	4.9%
Net Margin before NOL Valuation Allowance Adjustment	1.4%	1.3%	2.2%	2.5%	1.0%		1.4%	1.2%	0.8%
* Includes a non-cash goodwill impairment loss of $757,000 and a $35,000 patent impairment loss at the work gloves and protective wear segment.

11

LTM Net Sales and EBITDA by Segment

($ in thousands)

LTM Net Sales by Segment	LTM EBITDA before Corporate Expenses

Segments:
■	Work Gloves and Protective Wear
■	Promotional and Specialty Products
■	Pet Supplies

12

Historical Income Statement Data by Segment

($ in thousands)

		Year Ended December					Nine Months Ended		LTM Ended
	2003	2004	2005	2006	2007	2008	9/27/2008	9/26/2009	9/26/2009
Net Sales
Work Gloves and Protective Wear	$29,764	$32,535	$38,045	$37,258	$37,689	$38,283	$27,646	$21,857	$32,494
Promotional and Specialty Products	720	4,270	9,165	9,992	10,815	10,924	8,059	6,888	9,754
Pet Supplies	5,127	6,027	6,940	6,414	6,693	6,525	5,006	5,983	7,502
Total Net Sales	$35,611	$42,832	$54,150	$53,663	$55,197	$55,732	$40,711	$34,729	$49,750
Gross Profit
Work Gloves and Protective Wear	$7,445	$7,864	$8,877	$9,019	$9,337	$9,020	$6,247	$4,893	$7,666
Promotional and Specialty Products	285	1,535	3,104	3,393	3,425	3,418	2,464	2,132	3,087
Pet Supplies	1,274	1,324	1,569	1,139	1,618	1,332	1,049	1,512	1,795
Total Gross Profit	$9,004	$10,724	$13,550	$13,551	$14,380	$13,771	$9,760	$8,537	$12,548
Operating Income
Work Gloves and Protective Wear	$1,094	$1,308	$1,002	$1,568	$1,598	$1,403	$740	$361	$1,023
Promotional and Specialty Products	48	628	1,192	1,485	1,228	1,148	780	727	1,095
Pet Supplies	183	211	356	126	635	460	379	584	665
Corporate	(968)	(920)	(1,029)	(976)	(1,005)	(897)	(780)	(820)	(937)
Total Operating Income	$357	$1,227	$1,521	$2,203	$2,456	$2,113	$1,120	$852	$1,844
EBITDA
Work Gloves and Protective Wear	$1,391	$1,607	$1,286	$1,854	$1,942	$1,788	$1,010	$606	$1,384
Promotional and Specialty Products	56	715	1,337	1,647	1,377	1,369	963	908	1,314
Pet Supplies	200	229	374	144	677	506	418	612	701
Corporate	(968)	(920)	(1,029)	(976)	(1,005)	(897)	(780)	(820)	(937)
Total EBITDA	$679	$1,631	$1,968	$2,670	$2,990	$2,766	$1,611	$1,306	$2,461

Net Sales Growth
Work Gloves and Protective Wear	—	9.3%	16.9%	(2.1%)	1.2%	1.6%	—	(20.9%)	—
Promotional and Specialty Products	—	NM	114.6%	9.0%	8.2%	1.0%	—	(14.5%)	—
Pet Supplies	—	17.6%	15.1%	(7.6%)	4.4%	(2.5%)	—	19.5%	—
Total	—	20.3%	26.4%	(0.9%)	2.9%	1.0%	—	(14.7%)	—
Gross Margin
Work Gloves and Protective Wear	25.0%	24.2%	23.3%	24.2%	24.8%	23.6%	22.6%	22.4%	23.6%
Promotional and Specialty Products	39.6%	36.0%	33.9%	34.0%	31.7%	31.3%	30.6%	31.0%	31.6%
Pet Supplies	24.9%	22.0%	22.6%	17.8%	24.2%	20.4%	21.0%	25.3%	23.9%
Total	25.3%	25.0%	25.0%	25.3%	26.1%	24.7%	24.0%	24.6%	25.2%
Operating Margin
Work Gloves and Protective Wear	3.7%	4.0%	2.6%	4.2%	4.2%	3.7%	2.7%	1.7%	3.1%
Promotional and Specialty Products	6.6%	14.7%	13.0%	14.9%	11.4%	10.5%	9.7%	10.6%	11.2%
Pet Supplies	3.6%	3.5%	5.1%	2.0%	9.5%	7.0%	7.6%	9.8%	8.9%
Total	1.0%	2.9%	2.8%	4.1%	4.4%	3.8%	2.8%	2.5%	3.7%
EBITDA Margin
Work Gloves and Protective Wear	4.7%	4.9%	3.4%	5.0%	5.2%	4.7%	3.7%	2.8%	4.3%
Promotional and Specialty Products	7.8%	16.8%	14.6%	16.5%	12.7%	12.5%	11.9%	13.2%	13.5%
Pet Supplies	3.9%	3.8%	5.4%	2.3%	10.1%	7.8%	8.4%	10.2%	9.3%
Total	1.9%	3.8%	3.6%	5.0%	5.4%	5.0%	4.0%	3.8%	4.9%

13

Historical Consolidated Balance Sheets

($s in thousands, except per share data)

	As of December					As of
	2004	2005	2006	2007	2008	9/26/2009
Assets:
Cash & Equivalents	$1,056	—	$1,002	$2,557	$803	$5,641
Accounts Receivable, net	7,251	$8,373	8,155	8,278	8,256	7,537
Inventories	14,124	16,728	14,838	15,984	18,929	15,367
Other Current Assets	484	554	619	579	523	393
Total Current Assets	22,915	25,656	24,614	27,397	28,511	28,938
Property, Plant & Equipment, net	3,829	3,799	3,656	3,528	3,340	3,174
Goodwill	2,453	3,180	3,380	3,666	2,853	2,853
Deferred Taxes	2,533	2,211	4,343	3,616	3,219	2,873
Other Assets	449	596	586	780	505	502
Total Assets	$32,180	$35,441	$36,579	$38,988	$38,428	$38,340

Liabilities & Stockholders' Equity:
Current Portion of Long-Term Debt	$762	$817	$481	$511	$495	$1,136
Accounts Payable	1,173	1,270	1,540	2,370	1,860	1,839
Accrued Wages and Commission	853	1,006	766	1,191	1,123	871
Other Accrued Liabilities	1,306	1,460	1,641	1,260	1,486	1,438
Total Current Liabilities	4,094	4,553	4,428	5,331	4,965	5,284
Long-Term Debt	3,258	4,889	2,106	2,054	1,607	605
Deferred Compensation	222	321	349	201	146	202
Total Liabilities	7,574	9,762	6,883	7,586	6,718	6,091
Total Stockholders' Equity	24,606	25,679	29,696	31,402	31,710	32,249
Total Liabilities & Stockholders' Equity	$32,180	$35,441	$36,579	$38,988	$38,428	$38,340

Book Value Per Share	$12.65	$12.96	$14.99	$15.56	$15.57	$15.24
Shares Outstanding	1,946	1,981	1,981	2,018	2,036	2,116

14

Historical Consolidated Statement of Cash Flows

($s in thousands)
	Year Ended December					Nine Months Ended		LTM Ended
	2004	2005	2006	2007	2008	9/27/2008	9/26/2009	9/26/2009
Cash Flows from Operating Activities:
Net Income	$3,723	$690	$3,894	$1,366	$538	$553	$296	$281
Depreciation & Amortization	404	448	467	534	654	491	454	617
Goodwill and Patent Impairment	—	—	—	—	792	—	—	792
Adjustments to Reconcile Net Income to
Cash Flow from Operations:
(Gain) Loss from Sale of Assets	(32)	—	—	—	—	—	—	—
Stock Compensation Expense	74	178	128	36	8	6	4	6
Other Operating Activities	(2,712)	304	(2,132)	772	587	267	339	659
Changes in Working Capital:
(Increase) Decrease in Accounts Receivable	(225)	(1,047)	218	48	(84)	207	765	474
(Increase) Decrease in Inventory	(2,686)	(2,363)	1,890	(1,100)	(3,156)	(2,931)	3,663	3,438
Increase (Decrease) in Accounts Payable	5	(81)	271	579	(206)	65	(177)	(448)
Increase (Decrease) in Accrued Liabilities	76	101	(60)	246	116	(117)	(253)	(20)
Change in Other Net Operating Assets	(28)	(70)	(70)	52	71	288	71	(146)
Net Cash Provided (Used) By Continuing Operations	(1,401)	(1,840)	4,606	2,533	(680)	(1,171)	5,162	5,653

Cash Flows from Investing Activities:
Capital Expenditures	(147)	(371)	(281)	(343)	(380)	(333)	(200)	(247)
Proceeds from Sale of Property, Plant & Equipment	1,712	—	—	—	—	—	—	—
Cash for Acquisitions	(3,418)	(709)	(200)	(887)	—	—	—	—
Net Cash Provided (Used) By Investing Activities	(1,853)	(1,080)	(481)	(1,230)	(380)	(333)	(200)	(247)

Cash Flows From Financing Activities:
Net Payments on Revolving Line of Credit	98	2,204	(2,302)	—	—	—	(23)	(23)
Borrowing on Long-Term Obligations	1,750	250	—	405	—	—	—	—
Repayment of Long-Term Obligations	(1,969)	(768)	(817)	(427)	(477)	(368)	(374)	(483)
Purchase and Retirement of Stock	(135)	—	—	—	—	—	—	—
Proceeds from Exercise of Stock Options	33	87	—	86	51	—	140	191
Net Cash Provided (Used) By Financing Activities	(223)	1,773	(3,119)	64	(426)	(368)	(257)	(315)
Effect of Exchange Rate Changes on Cash	54	91	(4)	188	(268)	(254)	133	119
Net Increase (Decrease) In Cash And Cash Equivalents	(3,423)	(1,056)	1,002	1,555	(1,754)	(2,126)	4,838	5,210
Cash And Cash Equivalents, Beginning	4,479	$1,056	—	1,002	2,557	2,557	803	431
Cash And Cash Equivalents, Ending	$1,056	—	$1,002	$2,557	$803	$431	$5,641	$5,641

15

Historical Orders Per Day and Backlog

■ Previous Twelve Months ■ Latest Twelve Months

($ in thousands)	Orders Per Day

($ in thousands)	Backlog

____________________

* As of December 7, 2008 and 2009.

16

2008 and 2009 Quarterly Sales and EBITDA Data by Segment

■ Work Gloves and Protective Wear ■ Promotional and Specialty Products ■ Pet Supplies

Segment Quarterly Net Sales

Segment Quarterly EBITDA (a)

____________________

* Q4 2009 based on management’s assumptions.
(a) Excludes corporate expenses.

17

Projected 2009 Quarterly Consolidated Income Statements

($s and shares in thousands, except per share data)
	Year Ending December 2009
	Q1 A	Q2 A	Q3 A	Q4 E	Total
Net Sales	$11,582	$10,890	$12,258	$13,180	$47,909
Cost of Goods Sold	8,859	8,384	8,949	9,688	35,880
Gross Profit	2,723	2,506	3,308	3,492	12,029
Operating Expenses	2,745	2,341	2,599	2,788	10,473
Operating Income	(22)	165	709	704	1,556
Interest Income	5	4	5	0	14
Interest Expense	(67)	(67)	(68)	(72)	(273)
Other Income (Expense)	1	(1)	40	(20)	20
Income before Provision for Taxes	(83)	102	686	612	1,317
Income Tax (Benefit) Expense	(32)	39	268	244	519
Net Income before NOL Valuation Allowance Adjustment	(51)	63	418	368	798
NOL Valuation Allowance Adjustment	—	(376)	242	—	(134)
Net Income	($51)	($313)	$660	$368	$664

Net Income before NOL Valuation Allowance
Adjustment per Common Share:
Diluted Earnings Per Share	($0.02)	$0.03	$0.20	$0.17	$0.37
Weighted Average Shares Outstanding	2,201	2,116	2,116	2,116	2,137

EBITDA Calculation:
Operating Income	($22)	$165	$709	$704	$1,556
Plus: Depreciation & Amortization	146	163	145	137	591
EBITDA	$124	$328	$855	$841	$2,147

Segment Operating Income and EBITDA:
Corporate Expenses	($312)	($260)	($249)	($259)	($1,079)
Operating Income Before Corporate Expenses	290	425	958	963	2,635
EBITDA Before Corporate Expenses	436	588	1,104	1,100	3,226

Net Sales Growth	(13.3%)	(18.0%)	(12.9%)	(12.3%)	(14.0%)
Gross Margin	23.5%	23.0%	27.0%	26.5%	25.1%
Operating Expenses as a % of Net Sales	23.7%	21.5%	21.2%	21.2%	21.9%
Operating Margin	(0.2%)	1.5%	5.8%	5.3%	3.2%
EBITDA Margin	1.1%	3.0%	7.0%	6.4%	4.5%
Net Margin before NOL Valuation Allowance Adjustment	(0.4%)	0.6%	3.4%	2.8%	1.7%

18

Projected Consolidated Income Statement Data*

Net Sales (% Growth)	Gross Profit (% Margin)

EBITDA (% Margin)	Operating Income (% Margin)

____________________

* Based on management’s assumptions.

19

Historical & Projected Income Statement Data by Segment*

■ Work Gloves and Protective Wear ■ Promotional and Specialty Products ■ Pet Supplies

Segment Net Sales

Segment Gross Profit

____________________

* 2009E-2013P based on management’s assumptions.

20

Historical & Projected Income Statement Data by Segment*

■ Work Gloves and Protective Wear ■ Promotional and Specialty Products ■ Pet Supplies

Segment EBITDA*

Segment Operating Income*

____________________

* Excludes corporate expenses.

21

Projected Consolidated Income Statements*

($s and shares in thousands, except per share data)
	Year Ending December
	2009E	2010P	2011P	2012P	2013P
Net Sales	$47,909	$50,016	$51,314	$52,966	$55,010
Cost of Goods Sold	35,880	37,852	38,946	40,209	41,694
Gross Profit	12,029	12,164	12,367	12,757	13,316
Operating Expenses	10,473	10,774	11,015	11,491	11,764
Operating Income	1,556	1,390	1,353	1,266	1,552
Interest Income	14	—	—	—	—
Interest Expense	(273)	—	—	—	—
Other Income (Expense)	20	—	—	—	—
Income before Provision for Taxes	1,317	1,390	1,353	1,266	1,552
Income Tax (Benefit) Expense (a)	519	556	541	507	621
Net Income before NOL Valuation Allowance Adjustment	798	834	812	760	931
NOL Valuation Allowance Adjustment	(134)	—	—	—	—
Net Income	$664	$834	$812	$760	$931

Net Income before NOL Valuation Allowance
Adjustment per Common Share:
Diluted Earnings Per Share	$0.37	$0.39	$0.38	$0.36	$0.44
Weighted Average Shares Outstanding	2,137	2,116	2,116	2,116	2,116

EBITDA Calculation:
Operating Income	$1,556	$1,390	$1,353	$1,266	$1,552
Plus: Depreciation & Amortization	591	661	695	649	657
EBITDA	$2,147	$2,051	$2,048	$1,915	$2,209

Segment Operating Income and EBITDA:
Corporate Expenses	($1,079)	($969)	($1,037)	($1,237)	($1,237)
Operating Income Before Corporate Expenses	2,635	2,359	2,390	2,503	2,789
EBITDA Before Corporate Expenses	3,226	3,020	3,085	3,152	3,446

Net Sales Growth	(14.0%)	4.4%	2.6%	3.2%	3.9%
Gross Margin	25.1%	24.3%	24.1%	24.1%	24.2%
Operating Expenses as a % of Net Sales	21.9%	21.5%	21.5%	21.7%	21.4%
Operating Margin	3.2%	2.8%	2.6%	2.4%	2.8%
EBITDA Margin	4.5%	4.1%	4.0%	3.6%	4.0%
Net Margin before NOL Valuation Allowance Adjustment	1.7%	1.7%	1.6%	1.4%	1.7%

* Based on management’s assumptions.
(a) Assumes a 40% tax rate in 2010 - 2013.

22

Projected Income Statements by Segment*

($ in thousands)
	Year Ending December
	2009E	2010P	2011P	2012P	2013P
Net Sales
Work Gloves and Protective Wear	$30,865	$30,906	$31,833	$33,106	$34,761
Promotional and Specialty Products	9,428	10,163	10,264	10,367	10,471
Pet Supplies	7,616	8,948	9,216	9,493	9,778
Total Net Sales	$47,909	$50,016	$51,314	$52,966	$55,010
Gross Profit
Work Gloves and Protective Wear	$7,133	$7,044	$7,205	$7,485	$7,931
Promotional and Specialty Products	2,992	3,098	3,074	3,106	3,139
Pet Supplies	1,905	2,022	2,088	2,166	2,246
Total Gross Profit	$12,029	$12,164	$12,367	$12,757	$13,316
Operating Income
Work Gloves and Protective Wear	$897	$669	$707	$687	$909
Promotional and Specialty Products	1,014	975	951	1,031	1,040
Pet Supplies	724	715	732	785	840
Corporate	(1,079)	(969)	(1,037)	(1,237)	(1,237)
Total Operating Income	$1,556	$1,390	$1,353	$1,266	$1,552
EBITDA
Work Gloves and Protective Wear	$1,221	$994	$1,094	$1,082	$1,325
Promotional and Specialty Products	1,244	1,287	1,224	1,244	1,234
Pet Supplies	761	739	767	826	887
Corporate	(1,079)	(969)	(1,037)	(1,237)	(1,237)
Total EBITDA	$2,147	$2,051	$2,048	$1,915	$2,209

Net Sales Growth
Work Gloves and Protective Wear	(19.4%)	0.1%	3.0%	4.0%	5.0%
Promotional and Specialty Products	(13.7%)	7.8%	1.0%	1.0%	1.0%
Pet Supplies	16.7%	17.5%	3.0%	3.0%	3.0%
Total	(14.0%)	4.4%	2.6%	3.2%	3.9%
Gross Margin
Work Gloves and Protective Wear	23.1%	22.8%	22.6%	22.6%	22.8%
Promotional and Specialty Products	31.7%	30.5%	29.9%	30.0%	30.0%
Pet Supplies	25.0%	22.6%	22.7%	22.8%	23.0%
Total	25.1%	24.3%	24.1%	24.1%	24.2%
Operating Margin
Work Gloves and Protective Wear	2.9%	2.2%	2.2%	2.1%	2.6%
Promotional and Specialty Products	10.8%	9.6%	9.3%	9.9%	9.9%
Pet Supplies	9.5%	8.0%	7.9%	8.3%	8.6%
Total	3.2%	2.8%	2.6%	2.4%	2.8%
EBITDA Margin
Work Gloves and Protective Wear	4.0%	3.2%	3.4%	3.3%	3.8%
Promotional and Specialty Products	13.2%	12.7%	11.9%	12.0%	11.8%
Pet Supplies	10.0%	8.3%	8.3%	8.7%	9.1%
Total	4.5%	4.1%	4.0%	3.6%	4.0%

* Based on management’s assumptions.

23

Projected Consolidated Balance Sheets*

($s in thousands, except per share data)
	As of December
	2009E	2010P	2011P	2012P	2013P
Assets:
Cash & Equivalents	$5,137	$4,008	$4,175	$4,641	$5,234
Accounts Receivable, net	6,933	7,122	7,322	7,585	7,917
Inventories	14,519	16,350	16,846	17,443	18,151
Other Current Assets	408	429	448	479	547
Total Current Assets	26,998	27,909	28,791	30,147	31,850
Property, Plant & Equipment, net	2,934	3,118	3,323	3,159	2,987
Goodwill	2,853	2,853	2,853	2,853	2,853
Deferred Taxes	2,843	2,726	2,549	2,239	1,789
Other Assets	505	505	505	505	505
Total Assets	$36,133	$37,111	$38,021	$38,903	$39,984

Liabilities & Stockholders' Equity:
Accounts Payable	$1,460	$1,537	$1,580	$1,630	$1,689
Accrued Wages and Commission	937	978	1,002	1,032	1,070
Other Accrued Liabilities	1,215	1,241	1,272	1,314	1,368
Total Current Liabilities	3,612	3,756	3,855	3,977	4,127
Long-Term Debt	—	—	—	—	—
Deferred Compensation	146	146	146	146	146
Total Liabilities	3,758	3,902	4,001	4,123	4,273
Total Stockholders' Equity	32,375	33,209	34,020	34,780	35,711
Total Liabilities & Stockholders' Equity	$36,133	$37,111	$38,021	$38,903	$39,984

Book Value Per Share (a)	$15.30	$15.69	$16.08	$16.44	$16.88

____________________

* Based on management’s assumptions.
(a) Based on 2,116,047 shares outstanding.

24

Projected Consolidated Cash Flow Statements*

($s in thousands)
	Year Ending December
	2009E	2010P	2011P	2012P	2013P
Cash Flows from Operating Activities:
Net Income (Loss)	$664	$834	$812	$760	$931
Adjustments to Reconcile Net Income to
Cash Flow from Operations:
Depreciation & Amortization	591	661	695	649	657
Deferred Taxes	376	117	177	310	450
Changes in Working Capital:
(Increase) Decrease in Accounts Receivable	1,323	(189)	(200)	(263)	(333)
(Increase) Decrease in Inventory	4,410	(1,831)	(496)	(597)	(708)
(Increase) Decrease in Other Current Assets	115	(21)	(19)	(31)	(69)
Increase (Decrease) in Accounts Payable	(400)	78	43	50	59
Increase (Decrease) in Accrued Liabilities	(457)	67	55	72	91
Net Cash Provided (Used) By Continuing Operations	6,622	(285)	1,067	950	1,079

Cash Flows from Investing Activities:
Capital Expenditures	(185)	(845)	(900)	(485)	(485)
Net Cash Provided (Used) By Investing Activities	(185)	(845)	(900)	(485)	(485)

Cash Flows From Financing Activities:
Repayment of Current Portion of Long-Term Debt	(495)	—	—	—	—
Repayment of Long-Term Debt	(1,607)	—	—	—	—
Other Proceeds / (Payments)	—	—	—	—	—
Net Cash Provided (Used) By Financing Activities	(2,102)	—	—	—	—
Net Increase (Decrease) In Cash And Cash Equivalents	4,334	(1,130)	167	465	594
Cash And Cash Equivalents, Beginning	803	5,137	4,008	4,175	4,641
Cash And Cash Equivalents, Ending	$5,137	$4,008	$4,175	$4,641	$5,234

____________________

* Based on management’s assumptions.

25

TAB III:

Valuation Analyses

Valuation Approaches

– Review of current and historical trading prices and volume of Baseball’s common stock	– “Public Market” valuation –Value based on public market trading multiples of similar micro-cap companies	– “Transaction Specific” valuation – Analyzes the premiums paid in other reverse/forward split transactions resulting in the company “going dark”	– Present value of projected free cash flows – Incorporates time value and cost of capital considerations – Relies on management’s projections	– Value that could hypothetically be derived from the liquidation (sale) of assets and the satisfaction of liabilities – Based on recent balance sheet – Relies on management’s estimates

26

Summary Market Data – Baseball

Market Data (As of 12/18/09) (a)

($s and shares in millions, except per share data)		Earnings per Share	$0.19
		Price/Earnings Ratio	30.8x
Ticker Symbol	BSHI
Stock Exchange	OTCBB	Book Value per Share	$15.24
		Price/Book Value	0.4x
Closing Price	$5.85
		Market Capitalization	$12.4
52-Week High	$6.90	Plus: Total Debt	1.7
52-Week Low	$5.10	Less: Cash & Equivalents	5.6
		Enterprise Value	$8.5
Current as a % of 52-Week High	84.8%
		Enterprise Value/LTM Operating Income	4.6x
Market Capitalization	$12.4	Enterprise Value/2009E Operating Income	5.4x
Common Shares Outstanding	2.1	Enterprise Value/LTM EBITDA	3.4x
		Enterprise Value/2009E EBITDA	3.9x

Market Data (As of 12/18/09) – Pro Forma for the Transaction (a) (b)

($s and shares in millions, except per share data)		Earnings per Share	$0.19
		Price/Earnings Ratio	40.3x
Ticker Symbol	BSHI
Stock Exchange	OTCBB	Book Value per Share	$15.24
		Price/Book Value	0.5x
Closing Price	$7.65
		Market Capitalization	$16.2
52-Week High	$6.90	Plus: Total Debt	1.7
52-Week Low	$5.10	Less: Cash & Equivalents	5.6
		Enterprise Value	$12.3
Current as a % of 52-Week High	110.9%
		Enterprise Value/LTM Operating Income	6.7x
Market Capitalization	$16.2	Enterprise Value/2009E Operating Income	7.9x
Common Shares Outstanding	2.1	Enterprise Value/LTM EBITDA	5.0x
		Enterprise Value/2009E EBITDA	5.7x

____________________

Source: Capital IQ and Baseball.
Note: On August 27, 2009, the Company announced the Transaction. The closing stock price the day prior was $6.20.
(a) Balance sheet and income statement data as of the LTM ended September 26, 2009.
(b) Pro forma for the proposed $7.65 cash consideration per share pursuant to the Transaction.

27

One Year Stock Price and Trading Volume History

Stock Trading History
Closing stock price (12/18/09)	$5.85
Market capitalization (in millions)	$12.4
52-week high	$6.90
52-week low	$5.10
Average stock price:
30 day	$6.13
60 day	$6.13
90 day	$6.04
120 day	$5.98
One Year	$5.60
Volume weighted average stock price:
30 day	$6.08
60 day	$6.22
90 day	$5.99
120 day	$5.86
One Year	$5.71
Average daily trading volume:
30 day	41
60 day	152
90 day	247
120 day	657
One Year	319

____________________

Source: Capital IQ.
Note: On August 27, 2009, the Company announced the Transaction. The closing stock price the day prior was $6.20.

28

Three Year Stock Price and Trading Volume History

Stock Trading History
Closing stock price (12/18/09)	$5.85
Market capitalization (in millions)	$12.4
52-week high	$6.90
52-week low	$5.10
Average stock price:
30 day	$6.13
60 day	$6.13
90 day	$6.04
120 day	$5.98
One Year	$5.60
Three Year	$6.80
Volume weighted average stock price:
30 day	$6.08
60 day	$6.22
90 day	$5.99
120 day	$5.86
One Year	$5.71
Three Year	$7.23
Average daily trading volume:
30 day	41
60 day	152
90 day	247
120 day	657
One Year	319
Three Year	542

____________________

Source: Capital IQ.
Note: On August 27, 2009, the Company announced the Transaction. The closing stock price the day prior was $6.20.

29

Shares of Baseball Traded at or Below Analysis – One Year

Price per Share

Total Shares Traded	81,401	Price Summary
% of Shares Outstanding (a)	3.8%	Low	$5.10
		Mean	$5.60
Avg. Daily Volume	319	High	$6.90
____________________

Source: Bloomberg.
Note: On August 27, 2009, the Company announced the Transaction. The closing stock price the day prior was $6.20.
Note: Represents common stock traded from December 19, 2008 to December 18, 2009.
(a) Shares outstanding of 2,116,047 as of October 27, 2009. Does not include shares issuable upon exercise of stock options.

30

Shares of Baseball Traded at or Below Analysis – Three Year

Price per Share

Total Shares Traded	412,785	Price Summary
% of Shares Outstanding (a)	19.5%	Low	$5.05
		Mean	$6.80
Avg. Daily Volume	542	High	$9.03
____________________

Source: Bloomberg.
Note: On August 27, 2009, the Company announced the Transaction. The closing stock price the day prior was $6.20.
Note: Represents common stock traded from December 19, 2006 to December 18, 2009.
(a) Shares outstanding of 2,116,047 as of October 27, 2009. Does not include shares issuable upon exercise of stock options.

31

Selected Public Companies Criteria

◆	TM Capital analyzed 10 selected public companies’ operating and valuation statistics in comparison to that of Baseball

◆	To be included in this analysis, each company had to meet the following criteria:
	❖	Headquartered in the United States
	❖	Traded on a United States exchange
	❖	Market capitalization less than $350 million
	❖	Enterprise value greater than $10 million
	❖	Primarily distributors, importing products used in a consumer or industrial end-user application
	❖	Sourced products from third party manufacturers based primarily in the far east (i.e. Asia)

32

Analysis of Selected Publicly Traded Companies*

Enterprise Value / 2009E EBIT & EBITDA Multiples (a) (b)

Ticker	Company
BOOT	Lacrosse Footwear Inc.	EV / 2009E EBIT
RCRC	RC2 Corp.	EV / 2009E EBITDA
RBI	Sport Supply Group, Inc	EV / 2009E EBIT
SUMR	Summer Infant, Inc.	EV / 2009E EBITDA
____________________

Source: Capital IQ and company filings. Only includes companies with publically available 2009 EBITDA projections.
* Stock data as of December 18, 2009.
(a) Adjusts for non-recurring and unusual items.
(b) 2009E EBIT calculated by subtracting depreciation and amortization for the latest twelve months from 2009 EBITDA estimates.

33

Analysis of Selected Publicly Traded Companies*

Enterprise Value / Historical EBITDA Multiples (a)

Ticker	Company	Ticker	Company
CRWS	Crown Crafts Inc.	RCRC	RC2 Corp.	EV / Historical Average EBITDA
CSS	CSS Industries Inc.	RBI	Sport Supply Group, Inc	EV / LTM EBITDA
CTIB	CTI Industries Corp.	SUMR	Summer Infant, Inc.	EV / Historical Average EBITDA
KID	Kid Brands, Inc.	SNKI	Swank Inc.	EV / LTM EBITDA
BOOT	Lacrosse Footwear Inc.	UUU	Universal Security Instruments Inc.

____________________

Source: Capital IQ and company filings.
Note: Historical Average includes latest three fiscal years and LTM.
NM – Not Meaningful.
* Stock data as of December 18, 2009.
(a) Adjusts for non-recurring and unusual items.

34

Analysis of Selected Publicly Traded Companies*

Enterprise Value / Historical EBIT Multiples (a)

Ticker	Company	Ticker	Company
CRWS	Crown Crafts Inc.	RCRC	RC2 Corp.	EV / Historical Average EBIT
CSS	CSS Industries Inc.	RBI	Sport Supply Group, Inc	EV / LTM EBIT
CTIB	CTI Industries Corp.	SUMR	Summer Infant, Inc.	EV / Historical Average EBIT
KID	Kid Brands, Inc.	SNKI	Swank Inc.	EV / LTM EBIT
BOOT	Lacrosse Footwear Inc.	UUU	Universal Security Instruments Inc.

____________________

Source: Capital IQ and company filings.
Note: Historical Average includes latest three fiscal years and LTM.
* Stock data as of December 18, 2009.
(a) Adjusts for non-recurring and unusual items.

35

Analysis of Selected Publicly Traded Companies

($s in million)
	LTM Sales			3 Year* Sales Compounded Annual Growth Rate
Rank	Company	Sales	Rank	Company	CAGR
1	CSS Industries Inc.	$467.6	1	Summer Infant, Inc.	55.0%
2	RC2 Corp.	$421.5	2	Russ Berrie & Co., Inc.	20.3%
3	Sport Supply Group, Inc	$254.1	3	CTI Industries Corp.	15.5%
4	Kid Brands, Inc.	$231.9	4	Lacrosse Footwear Inc.	8.8%
5	Summer Infant, Inc.	$148.6	5	Sport Supply Group, Inc	6.6%
6	Lacrosse Footwear Inc.	$131.8	6	Crown Crafts Inc.	6.4%
7	Swank Inc.	$113.9	7	Swank Inc.	5.2%
8	Crown Crafts Inc.	$83.3	8	Baseball (a)	1.0%
9	Baseball (a)	$49.8	9	CSS Industries Inc.	(2.8%)
10	CTI Industries Corp.	$40.4	10	Universal Security Instruments Inc.	(3.3%)
11	Universal Security Instruments Inc.	$25.3	11	RC2 Corp.	(3.9%)

	LTM Gross Margin			LTM EBITDA Margin
Rank	Company	Margin	Rank	Company	Margin
1	RC2 Corp.	42.6%	1	RC2 Corp.	14.7%
2	Lacrosse Footwear Inc.	39.0%	2	Crown Crafts Inc.	13.4%
3	Sport Supply Group, Inc	35.7%	3	Kid Brands, Inc.	10.5%
4	Summer Infant, Inc.	35.2%	4	Sport Supply Group, Inc	9.7%
5	Swank Inc.	30.9%	5	Summer Infant, Inc.	9.1%
6	Kid Brands, Inc.	29.9%	6	CSS Industries Inc.	9.1%
7	CSS Industries Inc.	25.6%	7	CTI Industries Corp.	9.0%
8	Baseball (a)	25.2%	8	Lacrosse Footwear Inc.	7.7%
9	Crown Crafts Inc.	22.0%	9	Baseball (a)	4.9%
10	CTI Industries Corp.	21.8%	10	Swank Inc.	3.8%
11	Universal Security Instruments Inc.	21.5%	11	Universal Security Instruments Inc.	(0.1%)
____________________

Source: Capital IQ and company filings.
Note: Adjusts for non-recurring and unusual items
* Based on the latest three fiscal years.
(a) Income statement data for the LTM ended September 26, 2009.

36

Analysis of Selected Publicly Traded Companies – Valuation Data

(in millions, except per share data)
			Price			Enterprise Value Calculation
			Per Share	% of 52-	Shares	Market	Total		Enterprise	Book Value
Company	Latest FY	Ticker	12/18/2009	Week High	Out	Cap	Debt	Cash	Value	Per Share	Multiple
Crown Crafts Inc.	3/29/2009	CRWS	$2.60	68.9%	9.2	$23.8	$23.1	$12.0	$34.9	$2.62	1.0x
CSS Industries Inc.	3/31/2009	CSS	18.55	68.0%	9.6	178.8	79.8	2.8	255.8	27.23	0.7
CTI Industries Corp.	12/31/2008	CTIB	2.24	78.9%	2.7	6.1	15.2	0.4	21.0	3.12	0.7
Kid Brands, Inc.	12/31/2008	KID	3.64	48.3%	21.5	78.2	89.6	2.0	165.8	3.64	1.0
Lacrosse Footwear Inc.	12/31/2008	BOOT	13.63	90.3%	6.3	86.3	—	3.5	82.8	10.02	1.4
RC2 Corp.	12/31/2008	RCRC	14.81	83.6%	21.4	316.7	60.0	86.8	289.9	10.99	1.3
Sport Supply Group, Inc	6/30/2009	RBI	11.70	95.7%	12.4	145.4	28.9	16.7	157.5	7.84	1.5
Summer Infant, Inc.	12/31/2008	SUMR	4.20	79.2%	15.6	65.5	39.1	2.7	101.9	4.32	1.0
Swank Inc.	12/31/2008	SNKI	2.90	96.7%	5.7	16.4	11.5	0.5	27.5	5.01	0.6
Universal Security Instruments Inc.	3/31/2009	UUU	7.60	97.1%	2.4	18.1	3.4	6.0	15.6	10.64	0.7

			Median	81.4%	9.4	$71.9	$26.0	$3.2	$92.3	$6.42	1.0x
			High	97.1%	21.5	316.7	89.6	86.8	289.9	27.2	1.5
			Low	48.3%	2.4	6.1	—	0.4	15.6	2.6	0.6

Baseball	12/27/2008	—	$5.85	84.8%	2.1	$12.4	$1.7	$5.6	$8.5	$15.24	0.4x
Baseball - Pursuant to Transaction	12/27/2008	—	$7.65	110.9%	2.1	$16.2	$1.7	$5.6	$12.3	$15.24	0.5x

		Enterprise Value Multiples
		Sales				EBIT				EBITDA
		Historical	Latest			Historical	Latest			Historical	Latest
Company		Average (a)	FY	LTM	2009E	Average (a)	FY	LTM	2009E (b)	Average (a)	FY	LTM	2009E
Crown Crafts Inc.		0.44x	0.40x	0.42x	NA	3.9x	3.9x	4.1x	NA	3.3x	3.2x	3.1x	NA
CSS Industries Inc.		0.52	0.53	0.55	NA	6.8	7.9	8.7	NA	5.0	5.6	6.0	NA
CTI Industries Corp.		0.53	0.47	0.52	0.51x	10.8	8.6	11.9	NA	6.0	5.2	5.8	NA
Kid Brands, Inc.		0.86	0.72	0.72	NA	6.1	7.1	8.2	NA	5.1	5.7	6.8	NA
Lacrosse Footwear Inc.		0.68	0.65	0.63	0.62	8.5	7.7	10.9	11.6x	7.0	6.6	8.1	8.5x
RC2 Corp.		0.62	0.66	0.69	0.68	4.8	6.5	6.2	6.3	3.8	4.7	4.7	4.7
Sport Supply Group, Inc		0.63	0.63	0.62	0.62	8.4	7.4	7.2	8.4	7.1	6.5	6.4	7.3
Summer Infant, Inc.		0.99	0.77	0.69	0.66	13.4	10.3	10.8	9.7	10.4	7.9	7.6	7.0
Swank Inc.		0.23	0.24	0.24	NA	3.9	10.8	7.1	NA	3.7	9.2	6.4	NA
Universal Security Instruments Inc.		0.53	0.60	0.61	NA	11.7	41.2	NM	NA	11.3	36.5	NM	NA

	Median	0.58x	0.61x	0.62x	0.62x	7.6x	7.8x	8.2x	9.1x	5.5x	6.1x	6.4x	7.2x
	High	0.99	0.77	0.72	0.68	13.4	41.2	11.9	11.6	11.3	36.5	8.1	8.5
	Low	0.23	0.24	0.24	0.51	3.9	3.9	4.1	6.3	3.3	3.2	3.1	4.7

Baseball		0.16x	0.15x	0.17x	0.18x	3.9x	4.0x	4.6x	5.4x	3.1x	3.1x	3.4x	3.9x
Baseball - Pursuant to Transaction		0.23x	0.22x	0.25x	0.26x	5.7x	5.8x	6.7x	7.9x	4.5x	4.4x	5.0x	5.7x

____________________

Source: Capital IQ and company filings.
Note: Adjusts for non-recurring and unusual items.
NA – Not Available.
NM – Not Meaningful.
(a) Historical Average includes latest three fiscal years and LTM.
(b) 2009E EBIT calculated by subtracting depreciation and amortization for the latest twelve months from 2009 EBITDA estimates.

37

Analysis of Selected Publicly Traded Companies – Operating Data

($ in millions)
		Sales					Gross Profit				EBIT
Company		FY-2	FY-1	Latest FY	LTM	2009E	FY-2	FY-1	Latest FY	LTM	FY-2	FY-1	Latest FY	LTM	2009E (a)
Crown Crafts Inc.		$69.3	$74.9	$87.4	$83.3	NA	$18.1	$18.8	$18.9	$18.3	$9.2	$9.2	$8.9	$8.6	NA
CSS Industries Inc.		530.7	498.3	482.4	467.6	NA	137.3	137.5	126.3	119.9	44.0	44.6	32.2	29.5	NA
CTI Industries Corp.		35.4	36.5	45.0	40.4	$41.5	8.9	8.7	10.3	8.8	2.3	1.3	2.4	1.8	NA
Kid Brands, Inc.		147.1	163.1	229.2	231.9	NA	62.8	61.7	73.1	69.4	34.3	31.6	23.3	20.1	NA
Lacrosse Footwear Inc.		107.8	118.2	128.0	131.8	133.1	42.3	46.9	50.7	51.3	9.3	11.5	10.7	7.6	$7.1
RC2 Corp.		518.8	489.0	437.0	421.5	424.7	243.1	218.9	193.6	179.4	90.6	61.2	44.9	46.8	46.1
Sport Supply Group, Inc		236.9	251.4	250.2	254.1	253.3	83.6	91.1	89.7	90.7	12.7	19.7	21.3	21.8	18.8
Summer Infant, Inc.		52.2	80.5	132.4	148.6	153.3	20.3	30.5	46.9	52.3	4.4	6.6	9.9	9.4	10.5
Swank Inc.		119.1	128.6	114.0	113.9	NA	41.4	42.8	35.8	35.2	11.4	10.2	2.5	3.9	NA
Universal Security Instruments Inc.		32.9	33.9	26.1	25.3	NA	10.4	7.9	6.1	5.4	3.6	1.4	0.4	(0.1)	NA

	Median	$113.4	$123.4	$130.2	$140.2	$153.3	$41.8	$44.9	$48.8	$51.8	$10.4	$10.9	$10.3	$9.0	$14.6
	High	530.7	498.3	482.4	467.6	424.7	243.1	218.9	193.6	179.4	90.6	61.2	44.9	46.8	46.1
	Low	32.9	33.9	26.1	25.3	41.5	8.9	7.9	6.1	5.4	2.3	1.3	0.4	(0.1)	7.1

Baseball		$53.7	$55.2	$55.7	$49.8	$47.9	$13.6	$14.4	$13.8	$12.5	$2.2	$2.5	$2.1	$1.8	$1.6

		Sales Growth				Gross Margin				EBIT Margin
Company		FY-2	FY-1	Latest FY	CAGR*	FY-2	FY-1	Latest FY	LTM	FY-2	FY-1	Latest FY	LTM	2009E (a)
Crown Crafts Inc.		(4.7%)	8.1%	16.7%	6.4%	26.1%	25.1%	21.6%	22.0%	13.3%	12.3%	10.1%	10.3%	NA
CSS Industries Inc.		1.0%	(6.1%)	(3.2%)	(2.8%)	25.9%	27.6%	26.2%	25.6%	8.3%	8.9%	6.7%	6.3%	NA
CTI Industries Corp.		21.4%	3.1%	23.2%	15.5%	25.1%	23.8%	22.9%	21.8%	6.5%	3.4%	5.4%	4.4%	NA
Kid Brands, Inc.		11.8%	10.9%	40.6%	20.3%	42.7%	37.8%	31.9%	29.9%	23.3%	19.4%	10.2%	8.7%	NA
Lacrosse Footwear Inc.		8.5%	9.6%	8.3%	8.8%	39.2%	39.7%	39.6%	39.0%	8.7%	9.8%	8.4%	5.8%	5.4%
RC2 Corp.		5.3%	(5.7%)	(10.6%)	(3.9%)	46.9%	44.8%	44.3%	42.6%	17.5%	12.5%	10.3%	11.1%	10.9%
Sport Supply Group, Inc		14.7%	6.1%	(0.5%)	6.6%	35.3%	36.2%	35.8%	35.7%	5.4%	7.8%	8.5%	8.6%	7.4%
Summer Infant, Inc.		46.9%	54.3%	64.4%	55.0%	38.9%	37.9%	35.4%	35.2%	8.4%	8.3%	7.5%	6.3%	6.8%
Swank Inc.		21.6%	8.0%	(11.4%)	5.2%	34.8%	33.3%	31.4%	30.9%	9.6%	7.9%	2.2%	3.4%	NA
Universal Security Instruments Inc.		14.0%	2.8%	(23.0%)	(3.3%)	31.7%	23.2%	23.4%	21.5%	11.0%	4.1%	1.4%	(0.3%)	NA

	Median	12.9%	7.1%	3.9%	6.5%	35.0%	34.8%	31.7%	30.4%	9.1%	8.6%	7.9%	6.3%	7.1%
	High	46.9%	54.3%	64.4%	55.0%	46.9%	44.8%	44.3%	42.6%	23.3%	19.4%	10.3%	11.1%	10.9%
	Low	(4.7%)	(6.1%)	(23.0%)	(3.9%)	25.1%	23.2%	21.6%	21.5%	5.4%	3.4%	1.4%	(0.3%)	5.4%

Baseball		(0.9%)	2.9%	1.0%	1.0%	25.3%	26.1%	24.7%	25.2%	4.1%	4.4%	3.8%	3.7%	3.2%

____________________

Source: Capital IQ and company filings.
Note: Adjusts for non-recurring and unusual items.
* Latest three fiscal years sales compounded annual growth rate.
(a) 2009E EBIT calculated by subtracting depreciation and amortization for the latest twelve months from 2009 EBITDA estimates.

38

Analysis of Selected Publicly Traded Companies – Operating Data

($ in millions)
		EBITDA					Earnings Per Share
Company		FY-2	FY-1	Latest FY	LTM	2009E	FY-2	FY-1	Latest FY	LTM	2009E
Crown Crafts Inc.		$9.7	$10.3	$10.9	$11.2	NA	$0.79	$0.44	($1.83)	($1.89)	NA
CSS Industries Inc.		58.4	57.8	45.4	42.4	NA	2.19	2.31	1.70	1.59	NA
CTI Industries Corp.		3.7	2.7	4.0	3.6	NA	0.85	0.03	0.40	0.16	$0.34
Kid Brands, Inc.		39.6	37.5	29.2	24.3	NA	0.67	0.43	(4.65)	(5.26)	NA
Lacrosse Footwear Inc.		11.0	13.3	12.6	10.2	$9.7	1.02	1.15	0.96	0.69	0.78
RC2 Corp.		105.8	76.0	61.2	62.2	61.5	2.05	1.04	(11.82)	(10.76)	1.43
Sport Supply Group, Inc		16.2	23.4	24.1	24.5	21.5	0.37	0.76	0.80	0.82	0.87
Summer Infant, Inc.		5.1	8.0	12.8	13.5	14.6	0.17	0.23	0.33	0.32	0.36
Swank Inc.		11.6	10.4	3.0	4.3	NA	2.36	0.81	0.35	0.54	NA
Universal Security Instruments Inc.		3.7	1.4	0.4	(0.0)	NA	2.45	1.13	0.58	0.77	NA

	Median	$11.3	$11.9	$12.7	$12.3	$18.0	$0.93	$0.79	$0.37	$0.43	$0.78
	High	105.8	76.0	61.2	62.2	61.5	2.45	2.31	1.70	1.59	1.43
	Low	3.7	1.4	0.4	(0.0)	9.7	0.17	0.03	(11.82)	(10.76)	0.34

Baseball (a)		$2.7	$3.0	$2.8	$2.5	$2.1	$0.53	$0.62	$0.24	$0.19	$0.37

		EBITDA Margin
Company		FY-2	FY-1	Latest FY	LTM	2009E
Crown Crafts Inc.		13.9%	13.8%	12.5%	13.4%	NA
CSS Industries Inc.		11.0%	11.6%	9.4%	9.1%	NA
CTI Industries Corp.		10.5%	7.5%	9.0%	9.0%	NA
Kid Brands, Inc.		26.9%	23.0%	12.8%	10.5%	NA
Lacrosse Footwear Inc.		10.2%	11.2%	9.8%	7.7%	7.3%
RC2 Corp.		20.4%	15.5%	14.0%	14.7%	14.5%
Sport Supply Group, Inc		6.8%	9.3%	9.6%	9.7%	8.5%
Summer Infant, Inc.		9.7%	10.0%	9.7%	9.1%	9.5%
Swank Inc.		9.8%	8.1%	2.6%	3.8%	NA
Universal Security Instruments Inc.		11.1%	4.3%	1.6%	(0.1%)	NA

	Median	10.7%	10.6%	9.6%	9.1%	9.0%
	High	26.9%	23.0%	14.0%	14.7%	14.5%
	Low	6.8%	4.3%	1.6%	(0.1%)	7.3%

Baseball (a)		5.0%	5.4%	5.0%	4.9%	4.5%
____________________

Source: Capital IQ and company filings.
Note: Adjusts for non-recurring and unusual items.
(a) FY -2, LTM and 2009E EPS stated before NOL Valuation Allowance Adjustment.

39

Analysis of Selected Publicly Traded Companies

Company Name	Company Description

Crown Crafts, Inc. engages in the design, marketing and distribution of infant and toddler products in the United States and internationally. Its infant products include crib bedding, blankets, nursery accessories, room decor, bibs, burp cloths, bathing accessories, and other infant soft goods. Its customers include mass merchants, chain stores, juvenile specialty stores, Internet accounts, wholesale clubs, and catalogue and direct mail houses. Products are manufactured primarily in China and marketed under a variety of company-owned trademarks. Crown Crafts sells its products through its sales force, independent commissioned sales representatives and distributors. The company was founded in 1957 and is headquartered in Gonzales, Louisiana.

CSS Industries, Inc. engages in the design, manufacture, procurement, distribution and sale of seasonal and social expression products. Its products include gift wrap, gift bags, gift boxes, boxed greeting cards, gift tags, decorative tissue paper, decorations, classroom exchange Valentines, decorative ribbons and bows, halloween masks, costumes and other gift items. The company sells its products through national and regional account managers, product specialists, and a network of independent manufacturers’ representatives to mass market retailers, discount department stores, specialty chains, warehouse clubs, drug and food chains, dollar stores, independent card, gift and floral shops, and retail teachers’ stores in the United States, Canada, and Hong Kong. The company operates 11 manufacturing and distribution centers in the United States. Approximately 47% of the company's 2008 sales were related to products sourced from foreign suppliers. CSS Industries was founded in 1923 and is headquartered in Philadelphia, Pennsylvania.

CTI Industries Corporation engages in the development, production, marketing and sale of novelty products, specialty and printed films and flexible containers in the United States and internationally. The company’s products include foil balloons, latex balloons, punch balls and other inflatable toy items (accounted for approximately 57.5% of 2008 revenue); specialty and printed films for food packaging, specialized consumer uses and various commercial applications (accounted for approximately 18.3% of 2008 revenue); and flexible containers for home and consumer use for the storage and preservation of food and personal items (accounted for approximately 24.2% of 2008 revenue). It markets its products primarily through distributors, wholesalers, independent sales representatives and retail outlets. CTI Industries Corporation was founded in 1975 and is headquartered in Barrington, Illinois.

Kid Brands, Inc. designs, imports, markets and distributes infant and juvenile consumer products. It offers infant bedding and related nursery accessories and decor. Substantially all the company's products are produced by independent manufacturers in Eastern Asia. The company offers its products to retailers, including national retail accounts, and independent retailers, as well as to military post exchanges. It sells products through its direct sales force and independent manufacturers’ representatives and distributors in the United States, the United Kingdom and Australia. The company was formerly known as Russ Berrie and Company, Inc. and changed its name to Kid Brands, Inc. on September 22, 2009. The company was founded in 1963 and is based in Wayne, New Jersey.

LaCrosse Footwear, Inc. engages in the design, development, manufacture and marketing of footwear and apparel for the work and outdoor markets. The company offers work and outdoor boots under the ‘DANNER’ brand name; and rubber and leather footwear, and rainwear and protective clothing under the ‘LACROSSE’ brand name. The company sources approximately 75% of the products it sells through a network of international contract manufacturers, primarily in China, with the remaining 25% manufactured domestically in the company's facility. The company offers its products through a network of specialty retailers and distributors in the United States, Asia, Europe, and Canada, as well as through the Internet. It also operates a retail outlet store, which sells slow-moving merchandise, factory seconds and other products for ‘DANNER’ and ‘LACROSSE’ brands. The company sells its products directly to sporting goods and outdoor retailers, general merchandise and independent shoe stores, wholesalers, and distributors. LaCrosse Footwear, Inc. was founded in 1897 and is based in Portland, Oregon.

40

Analysis of Selected Publicly Traded Companies

Company Name	Company Description

RC2 Corporation designs, produces, and markets toys, collectibles and infant and toddler products. It offers mother, infant and toddler category products that include a range of products related to infant and toddler feeding, gear, care, and play, which are marketed under The First Years and Lamaze brands. The company’s product line includes Take & Toss toddler self-feeding system, Lamaze infant development products, and American Red Cross health and wellness products. It also provides preschool, youth, and adult category products under the Learning Curve, Johnny Lightning and Ertl brands. The company also offers its products under the Thomas & Friends, John Deere and Take Along Thomas brand names. The company sources approximately 90% of the products it purchased in 2008 from China. RC2 Corporation sells its products through chain retailers, specialty retailers, wholesalers, and OEM dealers in North America, Europe, Australia, the Asia Pacific and South America. The company was founded in 1996 and is headquartered in Oak Brook, Illinois.

Sport Supply Group, Inc. manufacturers, markets and distributes sporting goods equipment, physical education, and recreational and leisure products, as well as markets and distributes soft good athletic apparel and footwear products primarily to the institutional market in the United States. The company principally offers equipment and soft goods for various sports comprising football, baseball, softball, basketball, volleyball, soccer, tennis and other racquet sports. Its line of equipment for these sports includes inflatable balls, nets, batting cages, scoreboards, bleachers, weight lifting equipment, standards and goals. Its customers include various public and private schools, colleges, government agencies, military facilities, athletic teams and team dealers. The company operates two manufacturing facilities but imports a significant amount of its goods from foreign suppliers, primarily in the Far East. Sport Supply Group sells its products through catalogs and fliers, sales professionals, telemarketers, Internet, trade shows, and other sales events under its own and third party-owned brands. The company, formerly known as Collegiate Pacific, Inc., was founded in 1997 and is headquartered in Farmers Branch, Texas.

Summer Infant, Inc. designs, markets and distributes branded juvenile health, safety, and wellness products to retailers primarily in North America and the United Kingdom. It offers products in various product categories, including nursery audio/video monitors, safety gates, durable bath products, bed rails, related health and safety products, booster and potty seats, bouncers, a line of soft goods/bedding, infant sleep positioners, head supports and portable changing pads, as well as nursery and feeding accessories. Substantially all of the company’s products are manufactured in southern China. The company sells its products through various distribution channels comprising chain retailers, specialty retailers and direct to consumers. Summer Infant, Inc. is headquartered in Woonsocket, Rhode Island.

Swank, Inc. imports and distributes men's leather accessories including belts, wallets, billfolds, key cases, and card holders and other small leather goods under licensed brand names in the United States. The company offers its products under various brands, including Kenneth Cole, Tommy Hilfiger, Nautica, Geoffrey Beene, Claiborne, Guess, Ted Baker, Donald Trump, Tumi, Chaps, Steve Harvey and Pierre Cardin. Swank sells its merchandise to various retailers, including department stores, national chain stores, specialty stores, mass merchandisers, catalog retailers, the United States military retail exchanges and labels for less retailers. The company sources all of its products from third party vendors, who are primarily based in India. As of December 31, 2008, it operated four factory outlet stores in four states primarily to distribute excess and out of line merchandise. The company was founded in 1897 and is based in New York, New York.

Universal Security Instruments Inc. designs and markets various safety products primarily in the United States. Its products principally include smoke alarms, carbon monoxide alarms, and related products. The company markets outdoor floodlights under the name Lite Aide. Universal Security Instruments also owns a 50% interest in the Hong Kong Joint Venture that manufactures certain of its electronic and electrical products. The company imports all of its products from various foreign suppliers (80% of purchases in 2008 were from China). The company offers its products to various retailers, including wholesale distributors; chains and discount retailers; as well as home center stores, catalog and mail order companies, and other distributors/retailers. Universal Security Instruments also sells its products through the electrical distribution trade, including electrical and lighting distributors and manufactured housing companies, as well as to home improvement retailers. In addition, it markets its products through its own sales catalogs, brochures, and the internet. The company was founded in 1969 and is based in Owings Mills, Maryland.

41

Analysis of Selected Recent Reverse/Forward Split “Go Dark” Transactions

◆	TM Capital analyzed historical reverse/forward stock splits announced by publicly traded companies from November 2005 to December 2009

◆	To be included in this analysis, each company had to meet the following criteria:
	❖	Headquartered in the United States
	❖	Traded on a United States exchange
	❖	Announced a reverse stock split immediately followed by a forward stock split
	❖	Purpose of the stock split was to reduce the number of stockholders of record to under 300 in order to terminate its public company reporting status and “go dark”
	❖	Market capitalization 1 day prior to announcement greater than $5 million
	❖	Takeout payment price per share greater than $1.00

42

Analysis of Selected Recent Reverse/Forward Split “Go Dark” Transactions

($ in millions, except per share amounts)
Date Split
Announced				Reverse								Market Cap
Intention to				Split	Payment	% Premium vs Stock Price Prior to Announcement of Intention						1 Day Prior to
Shareholders	Company	Ticker	Industry	Amount	Per Share	1 Day	7 Day	30 Day	60 Day	90 Day	120 Day	Announcement	LTM Revenue*
9/28/2009	Gander Mountain Co.	GMTN	Specialty Retail	1:30,000	$5.15	57.0%	32.1%	(4.8%)	(13.9%)	(14.2%)	(12.6%)	$92.4	$1,080.1
8/12/2009	Zareba Systems, Inc.	ZRBA	Electrical Equipment	1:250	$5.20	147.6%	147.6%	160.0%	94.0%	160.0%	244.4%	5.2	32.2
5/27/2009	Cuisine Solutions Inc.	CUSI	Food Products	1:5,000	$1.30	36.8%	38.3%	85.7%	132.1%	120.3%	100.0%	16.7	80.5
5/5/2009	CallWave Inc.	CALL	Software	1:5,000	$1.15	43.8%	38.6%	74.2%	27.8%	64.3%	94.9%	16.9	16.3
4/3/2009	New Horizons Worldwide Inc.	NWRZ	Professional Services	1:25	$1.85	208.3%	146.7%	208.3%	208.3%	164.3%	76.2%	6.9	35.7
2/5/2009	Grill Concepts Inc.	GLLC	Hotels, Restaurants and Leisure	1:35	$1.50	130.8%	130.8%	226.1%	130.8%	87.5%	31.6%	5.7	96.6
9/19/2008	China Direct, Inc.	CDII	Metals and Mining	1:100	$5.07	16.0%	3.9%	(22.4%)	(30.5%)	(37.1%)	(38.6%)	102.7	235.1
12/21/2007	Jaclyn Inc.	JCLY	Textiles, Apparel and Luxury Goods	1:250	$10.21	70.2%	53.0%	70.2%	60.8%	6.9%	7.9%	14.8	151.3
10/4/2007	MedAire Inc.	MEDRF	Healthcare Providers and Services	1:5,000	$1.20	30.1%	30.1%	16.2%	16.2%	38.3%	62.8%	54.0	30.4
9/28/2007	Lazare Kaplan International Inc.	LKI	Textiles, Apparel and Luxury Goods	1:101	$8.06	11.8%	8.9%	0.9%	4.3%	1.8%	(6.3%)	59.5	398.1
2/12/2007	BNS Holding Inc.	BNSS.A	Machinery	1:200	$13.62	0.0%	0.1%	2.8%	18.4%	47.2%	112.8%	41.3	304.3
8/21/2006	American Education Corp.	AECC	Software	1:2,000	$11.00	1.9%	1.9%	22.2%	12.2%	12.2%	2.8%	5.8	9.4
8/21/2006	Meritage Hospitality Group Inc.	MHGU	Hotels, Restaurants and Leisure	1:300	$5.25	21.0%	21.0%	22.4%	25.9%	28.0%	19.3%	23.6	55.4
2/10/2006	Major Automotive Companies Inc.	MJRC	Specialty Retail	1:1,000	$1.90	8.0%	12.4%	18.8%	11.8%	7.3%	35.7%	16.2	470.8
11/2/2005	Collins Industries, Inc.	CNSI	Machinery	1:300	$7.70	14.1%	13.2%	10.8%	24.6%	23.2%	40.0%	44.7	269.4

					Median	30.1%	30.1%	22.2%	24.6%	28.0%	35.7%	$16.9	$96.6
					High	208.3%	147.6%	226.1%	208.3%	164.3%	244.4%	$102.7	$1,080.1
					Low	0.0%	0.1%	(22.4%)	(30.5%)	(37.1%)	(38.6%)	$5.2	$9.4

8/27/2009	Baseball	–	Distributors	1:100	$7.65	23.4%	49.7%	49.7%	32.4%	36.6%	45.7%	$13.1	$51.6
____________________

Stock split and pricing data per Bloomberg. LTM revenue per Capital IQ.
Note: Excludes utilities, real estate, financials and special purpose acquisition corporations.
* As of announcement day.

43

Discounted Cash Flow Analysis

($ in thousands)
	3 Months Ending	Year Ending December
	12/31/09E	2010P	2011P	2012P	2013P
After-Tax Free Cash Flow Calculation (a)
EBIT	$704	$1,390	$1,353	$1,266	$1,552
Less: Provision for Income Taxes (b)	(282)	(556)	(541)	(507)	(621)
Plus: Depreciation and Amortization	137	661	695	649	657
Plus: (Increase) / Decrease in Working Capital	901	(1,897)	(616)	(768)	(959)
Less: Capital Expenditures	24	(845)	(900)	(485)	(485)
Plus: Increase in Deferred Taxes	30	117	177	310	450
Unlevered After-Tax Free Cash Flow	$1,514	($1,130)	$167	$465	$594

EBITDA	$841	$2,051	$2,048	$1,915	$2,209

Enterprise Value
NPV of Cash Flow and Terminal Value
Discount	Terminal Value Multiple of EBITDA
Rate (c)	4.5x	5.5x	6.5x
9.0%	$8,252	$9,782	$11,311
10.0%	$7,968	$9,440	$10,911
11.0%	$7,698	$9,113	$10,529

Per Share Equity Value (d)
NPV of Cash Flow and Terminal Value
Discount	Terminal Value Multiple of EBITDA
Rate	4.5x	5.5x	6.5x
9.0%	$5.74	$6.47	$7.19
10.0%	$5.61	$6.30	$7.00
11.0%	$5.48	$6.15	$6.82

Working Capital Calculation:
	As of	As of December
Current Assets:	9/26/2009	2009E	2010P	2011P	2012P	2013P
Accounts Receivable	$7,537	$6,933	$7,122	$7,322	$7,585	$7,917
Inventory	15,367	14,519	16,350	16,846	17,443	18,151
Other Current Assets	393	408	429	448	479	547
Total Current Assets (excluding cash)	$23,297	$21,860	$23,901	$24,616	$25,507	$26,616
Total Current Liabilities (excluding debt)	$4,148	$3,612	$3,756	$3,855	$3,977	$4,127
Working Capital	$19,149	$18,248	$20,145	$20,761	$21,530	$22,489

____________________

(a) Discounted to September 26, 2009.
(b) Assumes a 40.0% tax rate.
(c) Calculated based on the weighted average cost of capital of selected public companies, adjusted to reflect Baseball’s smaller size.
(d) Calculated by adding net cash of $3,900 (as of September 26, 2009) to the enterprise value and dividing by 2,116,047 shares outstanding.

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Liquidation Analysis

($ in thousands)		Estimated
	As of	Liquidation
	9/26/2009	Value
Assets:
Cash & Equivalents	$5,641	$5,641
Accounts Receivable, net (a)	7,537	6,224
Inventories (b)	15,367	5,897
Other Current Assets	393	—
Total Current Assets	28,938	17,762
Property, Plant & Equipment, net (c)	3,174	1,168
Goodwill	2,853	—
Deferred Taxes	2,873	—
Other Assets	502	—
Total Assets	$38,340	$18,930

Liabilities:
Current Portion of Long-Term Debt	$1,136	$1,136
Accounts Payable	1,839	1,839
Accrued Wages and Commission	871	871
Other Accrued Liabilities	1,438	1,438
Total Current Liabilities	5,284	5,284
Long-Term Debt	605	605
Deferred Compensation	202	202
Total Liabilities	$6,091	$6,091

Other Estimated Liquidation Costs:
Severance		$778
Leases		903
Closedown / Reserve (d)		1,350
Tail Insurance		250
Total Other Liquidation Costs		$3,281

Net Liquidation Value		$9,558
Net Liquidation Value Per Share (e)		$4.52
____________________

(a) Based on 80% of accounts receivable. Excludes certain receivables management does not expect to collect.
(b) Assumes no cash value for raw materials and a liquidation value of approximately 40% of book value, on average, for finished goods.
(c) Assumes Baseball can realize $850 for owned land and buildings and 30% of book value on all machinery, equipment, furniture and fixtures.
(d) Includes expected litigation costs, consulting fees, facility closedown expenses, management costs, tax filing costs and accounting services fees.
(e) Based on 2,116,047 shares outstanding.

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TAB IV:

Summary Valuation

Summary Valuation

Valuation Ranges

____________________

Note:	Represents the current stock price of Baseball of $5.85 as of December 18, 2009.
Represents the proposed $7.65 cash consideration per share pursuant to the Transaction.
On August 27, 2009, the Company announced the Transaction. The closing stock price the day prior was $6.20.
* 2009E EBIT for the comparable companies calculated by subtracting depreciation and amortization for the latest twelve months from 2009 EBITDA estimates.

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Summary Valuation (a)

($ in millions)
	Baseball Statistic	Low	Mean	High
Selected Public Companies Analysis
Historical Average EBITDA Multiple		4.0x	4.8x	5.5x
Implied Enterprise Value - Historical Average EBITDA	$2.7	$10.9	$12.9	$15.0
Equity Value		14.8	16.8	18.9
Price Per Share		$6.99	$7.95	$8.92
Premium / (Discount) to Current (b)		19.4%	35.9%	52.4%
LTM EBITDA Multiple		4.5x	5.3x	6.0x
Implied Enterprise Value - LTM EBITDA	$2.5	$11.1	$12.9	$14.8
Equity Value		15.0	16.8	18.7
Price Per Share		$7.08	$7.95	$8.82
Premium / (Discount) to Current (b)		21.0%	35.9%	50.8%
2009E EBITDA Multiple		5.5x	6.3x	7.0x
Implied Enterprise Value - 2009E EBITDA	$2.1	$11.8	$13.4	$15.0
Equity Value		15.7	17.3	18.9
Price Per Share		$7.42	$8.19	$8.95
Premium / (Discount) to Current (b)		26.9%	39.9%	52.9%
Historical Average EBIT Multiple		5.0x	5.8x	6.5x
Implied Enterprise Value - Historical Average EBIT	$2.2	$10.8	$12.4	$14.0
Equity Value		14.7	16.3	17.9
Price Per Share		$6.93	$7.70	$8.46
Premium / (Discount) to Current (b)		18.5%	31.5%	44.6%
LTM EBIT Multiple (b)		6.0x	6.5x	7.0x
Implied Enterprise Value - LTM EBIT	$1.8	$11.1	$12.0	$12.9
Equity Value		15.0	15.9	16.8
Price Per Share		$7.07	$7.51	$7.94
Premium / (Discount) to Current (b)		20.9%	28.4%	35.8%
2009E EBIT Multiple (c)		7.0x	7.5x	8.0x
Implied Value - 2009E Adjusted EBIT	$1.6	$10.9	$11.7	$12.4
Equity Value		14.8	15.6	16.3
Price Per Share		$6.99	$7.36	$7.73
Premium / (Discount) to Current (b)		19.5%	25.8%	32.1%
____________________

(a) Multiple ranges based on selected public companies and TM Capital’s judgment.
(b) Based on a current stock price of $5.85 as of December 18, 2009.
(c) 2009E EBIT for the comparable companies calculated by subtracting depreciation and amortization for the latest twelve months from 2009 EBITDA estimates.

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Summary Valuation

($ in thousands, except per share data)
Discounted Cash Flow Analysis

Enterprise Value				Per Share Equity Value
NPV of Cash Flow and Terminal Value				NPV of Cash Flow and Terminal Value
Discount	Terminal Value Multiple of EBITDA			Discount	Terminal Value Multiple of EBITDA
Rate	4.5x	5.5x	6.5x	Rate	4.5x	5.5x	6.5x
9.0%	$8,252	$9,782	$11,311	9.0%	$5.74	$6.47	$7.19
10.0%	$7,968	$9,440	$10,911	10.0%	$5.61	$6.30	$7.00
11.0%	$7,698	$9,113	$10,529	11.0%	$5.48	$6.15	$6.82

“Go Dark” Transactions

	% Premium vs Stock Price Prior to Announcement of Intention
	1 Day	7 Day	30 Day	60 Day	90 Day	120 Day
Median	30.1%	30.1%	22.2%	24.6%	28.0%	35.7%
Implied Stock Price Based on Current	$7.61	$7.61	$7.15	$7.29	$7.49	$7.94

Liquidation Analysis

Estimated Liquidation Value of Assets	$18,930
Value of Liabilities	(6,091)
Other Estimated Liquidation Costs	(3,281)
Net Liquidation Value	$9,558

Net Liquidation Value Per Share	$4.52

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